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Exhibit 10.2

Schedule

Change of Control Employment Agreements

        The following executive officers of the Company executed a Change of Control Employment Agreement substantially identical to the form of Change of Control Employment Agreement incorporated herein by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, except that the number set forth in clause (a) of subparagraphs B. and C. in Section 6(a)(i) is as set forth below:

Officer	Date of Agreement	Section 6(a)(i)B and C
David J. Petrini	August 19, 1997	Three
Ellen Richey	August 29, 1997	Three
James G. Jones	July 24, 2001	Three
Susan Gleason	February 13, 2002	One
Warren Wilcox	February 13, 2002	One

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  Exhibit 10.2
Schedule Change of Control Employment Agreements